                                                                   Exhibit 10.4


                                   AGREEMENT

                EMPLOYMENT, CONFIDENTIALITY, AND NON-COMPETITION

      THIS AGREEMENT, entered into this ___ day of July, 1999 by and between TANNING TECHNOLOGY CORPORATION, a Delaware corporation doing business at 4600 South Ulster St., Suite 380, Denver, Colorado 80237 (hereafter referred to as "Employer") and Larry Tanning (hereafter referred to as "Employee"), is made upon the following terms and conditions:

      RECITALS:

      Employer is willing to accept and engage Employee to work for the Employer for an indeterminate period of time solely at the Employer's will, and during such period of employment Employer will provide Employee with certain salary, benefits, training, workspace, and guidance in return for the full and faithful performance by the Employee of those duties and responsibilities of the job as identified in this Agreement and by the Employer from time to time.

      Employee understands that significant assets of the Employer consist of data, code, programs, software, processes, client contacts and lists, and other technical, business, and financial information of all types developed by the Employer and the Employer's employees for itself as well as clients and customers, which assets are held by the Employer as trade secrets (hereinafter, the "Trade Secrets").

      Employee understands that certain information and data may be provided to the Employer from time to time by clients and customers of the Employer, on the understanding and condition that such data and information (hereinafter, the "Third Party Information") will be protected by the Employer and its Employees as confidential information, and as such will not be disclosed to any entity or person not authorized by the client or customer.

      Employee understands that in the course of performing work for the Employer that he or she will develop from time to time ideas, processes, codes, applications, information, data, and other items that will be the work product of the employment relationship (hereinafter, the "Employment Work Product"), and that any and all such Employment Work Product shall be and remain the property of the Employer.

      Employee understands that the Employer will invest substantial time and money into the further training, education, and skill development of the Employee, both by formal guidance and informal logistical and technical support, and that such investment in the Employee is also a substantial asset of the Employer which the Employer is entitled to protect.

      Employee understands and agrees that all present and future information and know-how regarding Employer's business, financial affairs, services, products, ideas, techniques, processes, plans, technology, codes, clients and customers, whether or not in writing, and including all Trade Secrets, Third Party Information, and Employment Work Product (collectively "Confidential Information") will not be disclosed by the Employee to any person or entity without the specific authorization of the Employer.

      THEREFORE, for and in consideration of the recitals, covenants, conditions, duties, and forbearances set forth in this document, the Employer and Employee agree as follows:

  1.  Period of Employment and the Term of this Agreement.  Unless otherwise
      ---------------------------------------------------
      clearly specified in the document entitled "Employee Specific Terms" (which document is attached to this Agreement and fully incorporated into this Agreement by this reference), the Employee shall be employed by and work for the Employer on an "at will" basis. Employment "at will" means that both the Employer and Employee are given the full right to terminate the employment relationship at any time, with or without cause to do so, provided that the obligations set forth hereafter regarding "Termination of Employment" are met. The provisions of Sections 5, 6, 7, 8, 10, and 14, hereafter, shall survive the termination of this Agreement.

  2.  Services of the Employee.  During the "Period of Employment", the Employee
      ------------------------
      agrees to devote his full time and attention to the business of the Employer and those duties and obligations entrusted to the Employee as specified in the Employee Specific Terms document and as specified by the Employee's supervisor or superiors from time to time. "Period of Employment" shall mean that period of time that the Employee provides labor and/or services for the Employer, which may be prior to and after the date of this Agreement. This obligation shall not prohibit the Employee from engaging in charitable activities or passive investments on the Employee's own time. The Employee's primary place of work shall be as specified in the Employee Specific Terms document.

  3.  Wage or Salary, Benefits, Vacation, and Other Compensation.  Employee
      ----------------------------------------------------------
      shall be paid in the fashion, and at such rate or sum, as are more particularly set forth in the Employee Specific Terms document. The Employee shall be eligible for such benefits and Vacation as are also set forth in the Employee Specific Terms document. The Employer agrees to reimburse the Employee for all reasonable expenses incurred by the Employee in connection with the Employee's services to Employer, consistent with Employer's policies and procedures for reimbursement of such expenses, as such policies and procedures may exist from time to time.

  4.  Termination of Employment.  Unless provided otherwise in the Employee
      -------------------------
      Specific Terms document, this Agreement, together with the employment relationship and the Period of Employment shall terminate under certain circumstances as follows. The termination of the employment relationship and the Period of Employment shall not terminate the obligation of the parties to comply with those terms of this Agreement intended to extend beyond the termination of the Period of Employment, including, without limitation, those obligations with respect to confidentiality and non-competition.

       A. Death.  This Agreement and the Period of Employment shall
          -----
          automatically terminate upon the death of the Employee.

       B. Disability.  This Agreement and the Period of Employment shall
          ----------
          automatically terminate in the event of the Disability of the Employee, subject to any limitations imposed by applicable law, upon 30 days' prior written notice by Employer. "Disability" shall have the meaning given to such term in the Employer's disability insurance policies as in effect from time to time.

       C. Cause.  This Agreement and the Period of Employment shall terminate at
          -----
          the option of the Employer immediately upon delivery by Employer of written notice to Employee that:

            i. the Employee has acted or failed to act in such a fashion as to constitute dishonesty, fraud, or other serious misconduct deemed by Employer to have a material adverse effect upon the operation of the Employer's business, or

            ii. the Employee has willfully failed to follow the lawful instructions of his or her superiors, or

            iii. the Employee has failed to comply with the requirements of this
                 Agreement and/or any workplace or job performance rule set forth under the authority of this Agreement, or

            iv. the Employee has failed to successfully or adequately perform his or her work obligations as the same have been delegated to him or her.

        D.  Not for Cause.  Because the employment relationship created by this
            -------------
            Agreement is expressly understood to be "at will", of both parties, this Agreement and the Period of Employment shall terminate upon at least 14 days' written notice by either party to the other, unless provided otherwise in the Employee Specific Terms document. In such event, the Employer shall have the option, in its sole discretion, to relieve the Employee of his or her work obligations and to deny the employee access to the Employer's place of business for any reason other than to retrieve the Employee's personal property.

        E.  Constructive Termination The Period of Employment shall terminate at
            ------------------------
            the option of the Employee, upon at least 14 days' written notice by the Employee, in the event that there is:

            (i) a reduction in the Employee's Base Salary as set forth in the Employee Specific Terms; or

            (ii) a change in the location of Employee's employment outside the metropolitan Denver area; or

            (iii) a material decrease in Employee's benefits (other than a decrease in benefits that is (a) Company-wide or (b) applicable generally to senior executives of the Company); or

            (iv)  a material decrease in the Employee's responsibilities; or

            (v)   a material decrease in the Employee's title or reporting line.

            In the event of any termination pursuant to paragraphs A, B, or C above, the Employee shall be entitled to receive his or her salary and/or other compensation as identified in the Employee Specific Terms document through the effective date of termination. In the event of termination pursuant to paragraphs A or B above, the Employee shall be entitled to any benefits payable under any health, welfare or insurance plan maintained by the Employer which covers such event. In the event of termination pursuant to paragraphs A, B, or C above, the employee shall not be entitled to any severance or other compensation except as provided above, or except as may be provided otherwise in the Employee Specific Terms document.

            In the event of termination pursuant to paragraph D above, upon notice by the Employee, the Employee shall be entitled to receive his or her other salary or other compensation due prior to termination so long as Employee continues to effectively perform his or her job obligations. In the event of termination pursuant to paragraph D above, upon notice by the Employer, or E above, the Employee shall be entitled to severance in an amount equal to one year of the base salary in effect at the time of termination, payable on a pro rata basis during the twelve months
                                 --- ----
       following termination. The Employee Specific Terms document and/or any written agreement between the parties subsequent to the date of this Agreement may specify additional or lesser payments or benefits due to the Employee by reason of termination not for cause.

  5.   Non-Competition Covenant and Agreement.  The Employee acknowledges and
       --------------------------------------
       understands that his or her position with the Employer will be as an officer of Employer, a member of executive or management personnel of the Employer, or as a member of the professional staff of such executive or management personnel. The Employer has invested and/or will invest considerable time and money in the development and enhancement of the Employee's skills and knowledge of the Employer's unique business and unique type of business, which business is worldwide in scope and market. This enhanced skill and knowledge will be the principal reason that the Employer continues the employment relationship and continues to compensate the Employee for his or her work. In addition, the Employee has or will become aware of the Trade Secrets and trade practices of the Employer which secrets and practices in the hands of a competitor or potential competitor would cause substantial loss and damage to the Employer and/or its customers and clients. Finally, the Employee has had close customer contact, which would enable him or her to divert customer trade. In consideration of all of the above identified matters, the Employee agrees and acknowledges that it is appropriate to accept restrictions on his or her right to work or be employed in a fashion which will compete with the Employer's business and type of business.

            Therefore Employee covenants, agrees to, and accepts the following restrictions:

       A. Employee will not, without the prior written consent of an authorized officer of the Employer, during the Period of Employment, and for one year after the termination of employment for any reason, alone or in concert or cooperation with any other person or entity, as principal, employee, shareholder, consultant, or any other type of advisor, directly or indirectly develop, seek to develop, market, produce or provide any commercial product or service in the nature of those provided by or under development by the employer or any of its affiliates during the Period of Employment. This non-competition obligation shall apply to North America, Europe and any other country where Employer or any of its subsidiaries or affiliates are actively engaged in or pursuing business during the Employee's Period of Employment. This paragraph A shall not prohibit the ownership by Employee of less than 5% of any publicly traded corporation.

       B. During the period that Employee is subject to the restrictions set forth in A above, he or she shall not (1) hire or solicit the employment or services of any person who is an employee or consultant of the Employer or its successors or assigns, or any former employee of the Employer whose employment has been terminated for less than six
          (6) months; or (2) directly or indirectly solicit business competitive with the Employer's then current business from any customer or client which has done business with the Employer or from which the Employer has solicited business at any time or from time to time within two (2) years from the date of such solicitation. The above shall not prohibit the Employee from using the services of any such person in a way that clearly does not compete with the business of Employer.

       C. The time periods of the restrictions set forth in A and B above shall be extended for any period of time that Employee is found to be in violation of any provision of this Section 5.

  6.  Confidentiality, Non-Disclosure, and Proprietary Rights.  Employee
      -------------------------------------------------------
      understands and acknowledges that all present and future information and know-how regarding the Confidential Information, whether or not created by the Employee, whether or not formally marked or identified as confidential, are and shall remain the exclusive property of the Employer. Any material, ideas and information which is generally known to the public will not be deemed Confidential Information. Employee understands that such Confidential Information and the proprietary rights contained therein are substantial and essential assets of Employer's business, and as such, it is essential that the same be protected. In order to meet this goal, the Employee covenants and promises to the Employer as follows:

       A. During Employee's Period of Employment by the Employer, and thereafter, the Employee will not use, disclose, or permit access to any Confidential Information, and will take all reasonable precautions to prevent any person or entity access to any of the Confidential Information other than as required in the performance of Employee's duties with the Employer. In order to satisfy the needs of Employer's clients and customers, Employee will sign any confidentiality agreement reasonably requested by such third parties and/or Employer. Employee understands that he or she is not permitted to sell, license, market or otherwise exploit any products, services or other Confidential Information, in whole or in part, including software or code in any form.

       B. At the end of the Employee's Period of Employment, Employee will deliver to the Employer all tangible materials embodying the Confidential Information, including, without limitation, any computer software, input sheets and descriptions, code, code libraries, electronic storage disks, practice aids and practice aid materials (worksheets, schedules, tables, brochures, manuals, etc.), documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, human or machine-readable media and equipment, and any other material which is or in any way relates to the Confidential information, to the businesses of the Employer, to the representation of the Employer, or to the clients, customers, suppliers vendors, or similar contacts of the Employer. Employee further agrees not to retain any copies of the above-described materials.

       C. Employee hereby agrees to assign and does hereby assign all of Employee's right, title and interest in or to any and all ideas, concepts, know-how, techniques, processes, inventions, discoveries, devleopments, works of authorship, inovations and improvements (collectively "Inventions") conceived or made by Employee, whether alone or in concert with others whether patentable or subject to potential copyrights or not, except those that the Employee developed or develops entirely on his or her own time without using the equipment, supplies, facilities, or Confidential Information of the Employer and provided that such Inventions are unrelated to the business of the Employer. Employee agrees to promptly inform and disclose all Inventions to the Employer in writing and with respect to those Inventions that Employee is required to assign to the Employer hereunder to provide all assistance reasonably requested by the Employer in the preservation of its interests in the Inventions (such as by executing documents, testifying, etc.), such assistance to be provided at the Employer's expense but without additional compensation to the Employee.

       D. Employee agrees that any work prepared by the Employee during his or her Period of Employment which work is subject to assignment under C above and which is eligible for United States copyright protection or protection under the Universal Copyright Convention the Berne Copyright Convention and/or the Buenos Aires Copyright Convention, shall be a "work made for hire". In the event that any such work is deemed not to be a "work made for hire". Employee hereby assigns all right, title and interest in and to the copyright in such work to the Employer, and agrees to provide all assistance reasonably requested in the establishment, preservation and enforcement of the Employer's copyright in such work, such assistance to be provided at the Employer's expense but without any additional compensation to Employee.

       E. In the event that the Employer is unable, as a result of inability to find the Employee after a reasonably diligent effort, as a result of the death or incapacity of the Employee, or as a result of the unjustifiable refusal of the Employee, to secure the Employee's signature on any letters patent, copyright or other analogous protection relating to Inventions or other proprietary rights, the Employee hereby irrevocably designates and appoints Employer, by its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and on the Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright, or other analogous protection thereon with the same legal force and effect as if executed by the Employee.

  7.  Employment Notification Requirement.  During the Period of Employment, and
      -----------------------------------
      thereafter during any subsequent period of time that the Employee is reasonably likely to be subject to a continuing obligation under the terms of this Agreement, the Employee will notify the Employer of any change of address, and the Employee will identify and notify the Employer of each and any new job or other business activity in which the Employee plans to engage, together with the name and address of the new employer and the nature of the Employee's new position with such new employer.

  8.  Former Employment or Work.  Employee represents, acknowledges and agrees
      -------------------------
      that he or she has not brought, and will not bring with him or her, or use in the performance of his or her duties for the Employer, any materials or documents of any former employer, person, or entity of any type, which are not generally available to the public, unless the Employee has obtained written authorization for the possession and use of such materials or documents and provided such authorization to Employer. Employee also understands and agrees, that in his or her employment with the Employer, Employee shall not breach any obligation of confidentiality or legal duty that Employee has to any former employer or client and agrees that he or she will fulfill any and all such obligations during his or her Period of Employment.

  9.  Assignment.  This Agreement and the duties, obligations and benefits
      ----------
      hereunder shall bind and benefit the parties hereto and to the extent necessary to carry out its intentions, the legal and personal representatives of the parties. This Agreement may not be assigned without the written permission of the parties except that the Employer may assign this Agreement to any successor of the Employer by reason of reorganization, merger, consolidation, or the partial or complete sale of the Employer's business and/or assets.

  10. Indemnification and Remedy.  Each party agrees to indemnify, and save
      --------------------------
      harmless the other against any, and all damages, claims, losses or expenses, including reasonable attorney's fees, arising from or relating to any breach of this Agreement. Both parties acknowledge and agree that a breach by the Employee of the obligations set forth in Sections 5 through 9 above, will result in immediate and irreparable harm to Employer and that Employer would have no adequate remedy at law and that as a result, the Employer will be entitled to specific performance as well as other appropriate injunctive and equitable remedies such as a temporary restraining order. None of the foregoing shall limit the Employer from seeking a legal remedy including the recovery of monetary damages.

  11. Workplace Rules.  The Employer may make, adopt, and provide to the
      ---------------
      Employee such rules as the Employer deems necessary to provide for a safe, efficient, productive and effective workplace and work environment. Any such rules, to the extent not violative of any legal right of the Employee, shall be deemed to be as binding upon the employee as if they were included in the body of this Agreement.

  12. Entire Agreement and Amendment.  This Agreement, together with the
      ------------------------------
      Employee Specific Terms document, constitutes the entire agreement between the Employer and Employee, and any verbal or written communication between the parties prior to the adoption of this Agreement shall be deemed merged herein and of no further force and effect. This Agreement may only be altered or amended by a writing signed by the Employee and an authorized officer of the Employer. This Agreement shall become effective on the date the Employer consummates an underwritten public offering of its shares of common stock pursuant to a registration statement declared effective by the Securities and Exchange Commission (the "IPO Date").

  13. Waiver.  Neither the delay nor failure by the Employer or Employee to
      ------
      exercise any right under this Agreement, nor partial or single exercise of any such right, shall constitute a waiver of that or any other right.

  14. Governing Law, Interpretation and Venue.  This Agreement is entered into
      ---------------------------------------
      in Denver, Colorado, and as such it shall be interpreted and enforced under the laws of the state of Colorado applicable to contracts made to be performed entirely within Colorado. In the event that any one or more provision in this Agreement shall, for any reason, held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such provision had never been contained herein. If any provision in this Agreement shall be held to be excessively broad as to duration, activity or subject in any jurisdiction, it shall be construed by limiting and reducing the provision which is deemed excessively broad. A limitation or reduction in the application of any provision in one jurisdiction shall not affect the application of the same provision in any other jurisdiction. The proper venue for any legal action as to the interpretation or enforcement of this Agreement shall be a court of appropriate jurisdiction located in the City and County of Denver, Colorado.

  15. Notices.  Any notice required or permitted by this Agreement shall be
      -------
      effective when received and shall be sufficient if in writing and personally delivered (including by express courier) or sent by certified mail with return receipt to the address set forth at the end of this Agreement or at such other address as may by notice be specified by one party to the other.

  16. Counterparts.  This Agreement may be executed in two or more counterparts,
      ------------
      each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above (June ___, 1999).


TANNING TECHNOLOGY                       EMPLOYEE
CORPORATION (Employer)


By:
   ------------------------------        ---------------------------------

Printed Name:                            Larry Tanning
             --------------------

Title:
      ---------------------------

4600 South Ulster St., Suite 380
Denver, CO  80237
303-220-9944

                            Employee Specific Terms
                            -----------------------

                         TANNING TECHNOLOGY CORPORATION
                         ------------------------------
                        1999 EXECUTIVE COMPENSATION PLAN


Date:  July _____, 1999

  To:  Larry Tanning

From:  Compensation Committee


Tanning Technology is pleased to offer you the following Executive Compensation plan for fiscal year 1999 (January 1 to December 31, 1999).

Job Title:   President, CEO & Chairman of Board of Directors
Supervisor:  Board of Directors

The effective date of this compensation plan will be the IPO Date. Tanning is pleased to provide you with the following compensation plan in recognition of your important job responsibilities:


                           KEY COMPENSATION ELEMENTS

------------------------------------------------------------------------------------------------------------------
Annual Base Salary:                   $295,000                       Effective Date of
  Semi-monthly pay rate:            $12,291.67                       base salary rate:  IPO Date
------------------------------------------------------------------------------------------------------------------


Part I:  Global Revenue Bonus Incentive                                         Plan
------------------------------------------------------------------------------------------------------------------
Global Revenue Goals           $45.0 M   $48.0 M    $52.0 M   $56.0 M    $60.0 M    $64.0 M   $68.0 M   $72.0 M
 Bonus as % of Base Salary:      0.0%      5.0%       9.0%     12.0%      15.0%      18.0%     21.0%     24.0%
------------------------------------------------------------------------------------------------------------------
    Total bonus earned:        $   0     $14,750    $26,550   $35,400    $44,250    $53,100   $61,950   $70,800
------------------------------------------------------------------------------------------------------------------


Part II:  Global EBIT Bonus Incentive                                           Plan
------------------------------------------------------------------------------------------------------------------
Global EBIT Goals:              16.0%        17.0%     18.0%      19.0%       20.0%      21.0%     22.0%     23.0%
 Bonus as % of Base Salary:      0.0%         8.0%     10.0%      13.0%       15.0%      18.0%     21.0%     24.0%
------------------------------------------------------------------------------------------------------------------
    Total bonus earned:        $   0       $23,600   $29,500    $38,350     $44,250    $53,100   $61,950   $70,800
------------------------------------------------------------------------------------------------------------------


Part III:  Stock Appreciation Incentive                                         Plan
------------------------------------------------------------------------------------------------------------------
Stock Appreciation at 12/31/99:  25.0%      30.0%       40.0%       45.0%      50.0%     55.0%     60.0%     65.0%
 Bonus as % of Base Salary:       0.0%       7.0%       10.0%       13.0%      15.0%     18.0%     21.0%     23.0%
-------------------------------------------------------------------------------------------------------------------
    Total bonus earned:         $   0     $20,650     $29,500     $38,350    $44,250   $53,100   $61,950   $67,850
-------------------------------------------------------------------------------------------------------------------


Part IV:  MBO Goals Bonus Incentive                                             Plan
-------------------------------------------------------------------------------------------------------------------
Global EBIT Goals:              1 goal     2 goals    3 goals    4 goals    5 goals   6 goals   7 goals   8 goals
 Bonus as % of Base Salary:      0.0%       4.0%       6.0%       8.0%      10.0%     12.0%     15.0%     17.0%
-------------------------------------------------------------------------------------------------------------------
    Total bonus earned:         $  0       $11,800    $17,700    $23,600    $29,500   $35,400   $44,250   $50,150
-------------------------------------------------------------------------------------------------------------------


MBO Goal Subjects:
------------------
#1:  Establish leadership as CEO with the Management Committee and optimize decision making
#2:  Insure positive employee relations climate and minimal involuntary turnover levels
#3:  Establish 66% sales backlog by 12/31/99
#4:  Complete IPO Implementation in 1999
#5:  Commit 25% of time to employee, organizational and communication development by 4th quarter 1999
#6: Strengthen operational integration between U.S. and European organizations #7: Hire head of sales and insure competent and effective sales organization staffing
#8:  Complete formation of Board of Directors and Board Committees
#9: Develop and implement Marketing communications plans and internal communciations plans



              SUMMARY OF EARNINGS POTENTIAL FOR PAID COMPENSATION


Compensation Plan:  Summary of Earnings Potential for Incentive Plan Parts I, II, III & IV
----------------------------------------------------------------------------------------------------------------------
 Total Bonus as % of Base:        0.0%      24.0%      35.0%      46.0%      55.0%      66.0%      78.0%      88.0%
 Total Bonus Value:            $      0   $ 70,800   $103,250   $135,700   $162,250   $194,700   $230,100   $259,600
----------------------------------------------------------------------------------------------------------------------
 Total Base+Bonus Potential:   $295,000   $365,800   $398,250   $430,700   $457,250   $489,700   $525,100   $554,600
-------------------------------=======================================================================================




TANNING TECHNOLOGY CORPORATION            ACKNOWLEDGEMENT OF RECEIPT
                                          AND UNDERSTANDING OF TERMS


BY:
    ----------------------------------    --------------------------------

Compensation Committee Chairman           Larry Tanning
                                          President, CEO & Chairman

Date:                                     Date:
       --------------------                      --------------------


CC:  Bipin Agarwal, Henry Skelsey